Exhibit 23-d

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated March 14, 2008 on the financial statements of Automotive Axles Limited as of and for the year ended September 30, 2005 appearing in Item 15 of this Annual Report on Form 10-K/A of ArvinMeritor, Inc. for the year ended September 30, 2007 in the following Registration Statements:

Form	Registration Statement No.	Description
S-8	333-141186	2007 Long-Term Incentive Plan

S-3	333-143615	Registration of convertible notes, guarantees and common stock

S-3	333-134409	Registration of convertible notes, guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Saving Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/s/ Deloitte Haskins & Sells (Chennai)
Deloitte Haskins & Sells (Chennai)

Place: Bangalore
Date: March 27, 2008